Exhibit 99.1

Company Contacts:	Investor Relations:
Roger Ward	Ron Both
V.P. of Marketing & Investor Relations	Managing Director
American Defense Systems, Inc.	Liolios Group, Inc.
Tel 516-390-5300, x326	Tel 949-574-3860
rward@adsiarmor.com	info@liolios.com

American Defense Systems Reports Fiscal 2008 Results

HICKSVILLE, N.Y., April 15, 2009 — American Defense Systems, Inc. (ADSI) (AMEX: EAG), a leading provider of advanced transparent and opaque armor, architectural hardening and security products for Defense and Homeland Security, reported financial results for the year ended December 31, 2008.

Financial Results for Full-Year 2008

For the full-year 2008, revenues totaled $35.6 million, a decrease of 2% from $36.3 million in 2007. The decrease is primarily attributed to approximately $10.0 million in orders delayed by the federal government until the first half of 2009 and the elimination of approximately $1.3 million from operations discontinued in the fourth quarter.

Income from continuing operations in 2008 was $511,000 or $0.01 per basic and diluted share, compared to income from continuing operations in 2007 of $3.1 million, or $0.08 per basic and diluted share.

Income from continuing operations in 2008 included a $996,000 income tax benefit, as compared to a tax provision of $362,000 in 2007. Before tax, the company had a loss from continuing operations of $485,000 in 2008 versus income from continuing operations of $3.5 million in 2007. The loss before taxes in 2008 reflects a 50% year-over-year increase in general and administrative expenses and salaries, which is due to increasing the infrastructure of the company’s headquarters and facilities and expanding staff to handle future growth. In addition to the general and administrative expenses, the loss from continuing operations in 2008 included $866,000 in interest expense, a $2.9 million unrealized gain on the adjustment of fair value Series A convertible preferred stock classified as a liability, and a $1.5 million unrealized gain on investor warrant liabilities.

Contract backlog at the end of 2008 was approximately $57.0 million, versus approximately $48.0 million at the end of 2007.

Fourth Quarter 2008 Operational Highlights

ADSI advanced development in a number of areas during the fourth quarter of 2008, including:

•                  Received $4.4 million of follow-on orders from the U.S. Army Tank-Automotive and Armaments Command (TACOM) for Crew Protection Kits (CPKs) to be installed on construction vehicles overseas.

•                  Reported an expected increase in CPK orders from the world’s largest privately-owned producer of construction machinery, JCB Construction Equipment, in fulfillment of a new major U.S. Army contract announced by JCB. ADSI forecasts total CPK orders from this agreement to generate more than $10 million through 2010.

•                  Appointed Nicole L. Prush as director of armor solutions, responsible for the development, marketing and sale of ADSI’s line of unique opaque and transparent armor solutions used by the US Military, government agencies, private security and law enforcement.

Management Commentary

“Our results in 2008 represent good progress in our first year as a publicly traded company and put us on a strong course in 2009,” said Anthony J. Piscitelli, chairman and CEO of American Defense Systems. “While we were disappointed to not achieve our revenue target for 2008, the major government orders we needed to reach our target were not lost but simply delayed and are currently being realized in this first half of 2009.”

“2008 was also a building year for ADSI. We made significant investments in infrastructure, new staff and product development in order to address our large order backlog and the some $37 million in new contract awards we signed in the first quarter of 2009 — with more anticipated to follow. We expect to realize more than $21 million in 2009 from these newly signed contracts, which is in addition to order flow stemming from our new Tier 1 supplier arrangement with Caterpillar and our ongoing relationship with JCB Construction Equipment.”

“While the military segment of our business has continued to win major contracts, our new American Physical Security Group (APSG) subsidiary also did very well in 2008, with some $2.0 million in revenues in its first year of introduction. APSG has already secured an additional $8.0 million in architectural security-related orders to be realized in 2009. Our T2 tactical training division is also nearing completion of its first major sale, and we anticipate this segment of our business will likely comprise about 10% of revenue in 2009. This across-the-board progress places us well on course to exceeding our 2009 revenue goal of more than $52.0 million, along with substantial profitability.”

Financial Guidance

Based on current business conditions and expectations, ADSI expects revenues for the fiscal year ending December 30, 2009 to exceed $52 million, which would represent an increase of more than 46% over 2008. The company also expects to operate profitably in the first half and full year of 2009, and management expects gross margins to range between 33% and 36%. This forecast is supported by a number of factors, including a strong order flow resulting in a contract backlog of approximately $57.0 million at December 31, 2008.

Conference Call and Webcast

The company will hold a conference call today at 4:30 p.m. Eastern time to discuss the result for the fiscal year 2008. Members of ADSI’s executive management team will host the presentation, followed by a question and answer period.

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization and ask you to wait until the call begins. If you have any difficulty connecting with the conference call, please contact the Liolios Group at 949-574-3860.

Date: Wednesday, April 15, 2009

Time: 4:30 p.m. Eastern time (1:30 p.m. Pacific time)

Dial-In Number: 1-800-894-5910

International: 1-785-424-1052

Conference ID#: 7DEFENSE

The conference call will be broadcast simultaneously and available for replay via the investor section of the company’s Web site at www.adsiarmor.com.  A telephone replay of the call will be available after 7:30 p.m. Eastern time on the same day and until May 15, 2009, by calling toll-free, 1-800-283-4595 or 1-402-220-0873.

About American Defense Systems, Inc.

American Defense Systems, Inc. (“ADSI”) offers advanced solutions in the design, fabrication, and installation of transparent and opaque armor, security doors, windows and curtain wall systems for use by military, law enforcement, homeland defense and corporate customers. ADSI engineers also specialize in developing innovative, functional and aesthetically pleasing security applications for the mobile and fixed infrastructure physical security industry. For more information, visit the ADSI corporate Web site at www.adsiarmor.com.

Some of the statements made by American Defense Systems, Inc. (“ADSI”) in this press release, including, without limitation, statements regarding ADSI’s anticipated future growth, are forward-looking in nature. ADSI intends that any forward-looking statements shall be covered by the safe harbor provisions for such statements contained in the Private Securities Litigation Reform Act of 1995. Statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “may,” “will,” “should,” “expects,” “projects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,”

“predicts,” “potential,” “forecasts,” “continues” and similar expressions are forward-looking statements. ADSI cautions you that forward-looking statements are not guarantees of performance. ADSI undertakes no obligation and disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Forward-looking statements involve known and unknown risks and uncertainties that may cause ADSI’s actual future results to differ materially from those projected or contemplated in the forward-looking statements. ADSI believes that these risks include, but are not limited to: ADSI’s reliance on the U.S. government for a substantial amount of its sales and growth; decreases in U.S. government defense spending; ADSI’s ability to contract further with the U.S. Department of Defense; ADSI’s ability to comply with complex procurement laws and regulations; competition and other risks associated with the U.S. government bidding process; changes in the U.S. government’s procurement practices; ADSI’s ability to obtain and maintain required security clearances; the inability to effect the redemption of ADSI’s Series A Convertible Preferred Stock because of insufficient funds available for that purpose; ADSI’s ability to realize the full amount of revenues reflected in its backlog; ADSI’s reliance on certain suppliers; and intense competition and other risks associated with the defense industry in general and the security-related defense sector in particular. There also can be no assurance that ADSI will obtain a sufficient number of orders under the JCB contract, if any at all, to generate more than $10 million in revenue or that such orders will be placed during the two year period referenced in this press release. Accordingly, ADSI revenues in connection with the matters referenced herein could be significantly less than the $10 million and may not be realized during such two year period.

Additional information concerning these and other important risk factors can be found under the heading “Risk Factors” in ADSI’s filings with the Securities and Exchange Commission, including, without limitation, its most recent registration statement on Form 10 and its most recent annual report on Form 10-K filed on or about the date of this press release. Statements in this press release should be evaluated in light of these important factors.

AMERICAN DEFENSE SYSTEMS, INC. and SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended
	December 31,
	2008	2007
CONTRACT REVENUES EARNED	$35,588,849	$36,316,994
COST OF REVENUES EARNED	24,702,714	22,342,582

GROSS PROFIT	10,886,135	13,974,412

OPERATING EXPENSES
General and administrative expenses	5,789,681	3,874,749
General and administrative salaries	4,758,968	3,170,250
Marketing	2,722,224	1,976,538
Research and development	788,100	612,547
Settlement of litigation	57,377	469,488
Depreciation	842,532	392,115
Loss on disposal of fixed assets	—	136
Total operating expenses	14,958,882	10,495,823

INCOME (LOSS) FROM OPERATIONS	(4,072,747)	3,478,589

OTHER INCOME (EXPENSE)
Unrealized gain on adjustment of fair value Series A convertible preferred stock classified as a liability	2,900,799	—
Unrealized gain on investor warrant liability	1,450,117	—
Other income (expense)	8,551	(51,658)
Interest expense	(866,484)	(39,111)
Interest income	117,312	101,955
Finance charge	(22,598)	—
Total other income (expense)	3,587,697	11,186

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(485,051)	3,489,775

INCOME TAX PROVISION (BENEFIT)	(996,000)	362,481

INCOME FROM CONTINUING OPERATIONS	510,949	3,127,294

INCOME (LOSS) FROM DISCONTINUED OPERATIONS, NET OF TAXES
Income (loss) from operations of discontinued division	(230,834)	12,721
Loss from disposal of discontinued division	(1,804,875)	—
	(2,035,709)	12,721

NET INCOME (LOSS)	(1,524,760)	3,140,015

PREFERRED STOCK DIVIDENDS	(1,081,801)	—

NET INCOME (LOSS) ALLOCATED TO COMMON SHAREHOLDERS	$(2,606,561)	$3,140,015

Basic and Fully Diluted Net Loss Per Share	$(0.066)	$0.081

Weighted Average Shares Outstanding	39,416,278	38,801,840

EARNINGS PER SHARE - Basic
Income from continuing operations	$0.01	$0.08
(Loss) from discontinued operations	$(0.05)	$0.00
Net income (loss)	$(0.07)	$0.08

AMERICAN DEFENSE SYSTEMS, INC. and SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31,
	2008	2007
ASSETS
CURRENT ASSETS
Cash	$374,457	$1,434,373
Accounts receivable, net	4,981,150	6,711,161
Inventory	621,048	436,379
Prepaid expenses and other current assets	3,144,601	1,856,063
Costs in excess of billings on uncompleted contracts	7,143,089	5,011,974
Deferred tax asset, net	—	4,136,982
Deposits	437,496	608,020

TOTAL CURRENT ASSETS	16,701,841	20,194,952

PROPERTY and EQUIPMENT, net	3,743,936	1,125,028
DEFERRED FINANCING COSTS	1,277,833	—
NOTES RECEIVABLE	925,000	—
GOODWILL	450,000	1,680,361
ADVANCES for FUTURE ACQUISITIONS	159,560	138,000
DEFERRED TAX ASSET	1,167,832	—
ASSETS of DISCONTINUED OPERATIONS	736,613	416,414

TOTAL ASSETS	$25,162,615	$23,554,755

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$2,480,652	$4,350,741
Accrued expenses	755,615	804,486
Line of credit and short term debt	76,832	49,950
Billings in excess of cost on uncompleted contracts	—	—
Due to related party	—	12,741
Due to Tactical Applications Group	—	1,000,000
Deferred tax liability	—	3,965,150

TOTAL CURRENT LIABILITIES	3,313,099	10,183,068

LONG TERM LIABILITIES
Preferred stock, $.001 par value, 5,000,000 shares authorized, 15,000 shares designated as mandatorily redeemable Series A Convertible Preferred Stock (cumulative), 15,000 shares issued and outstanding	10,981,577	—
Investor warrant liability	90,409	—
Liabilities of discontinued operations	625,585	73,859

TOTAL LIABILITIES	15,010,670	10,256,927

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY
Common Stock, $.001 par value: 100,000,000 shares authorized, 39,585,960 and 39,207,950 shares issued and outstanding as of December 31, 2008 and 2007, respectively	39,586	39,208
Additional paid in capital	9,534,616	10,274,602
Retained earnings	577,743	2,984,018

TOTAL SHAREHOLDERS’ EQUITY	10,151,945	13,297,828

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$25,162,615	$23,554,755